CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No.33-57637, No. 33-28849 and No. 33-64666) of Westwood One, Inc., of our report dated February 5, 1996 appearing on page F-2 of this Form 10-K.



PRICE WATERHOUSE LLP




Century City, California
February 5, 1996






























                                EXHIBIT 24